Exhibit 99.3

CERTAIN OIL AND GAS PROPERTIES OF

ALAMO BORDEN COUNTY 1, LLC,

ALAMO BORDEN COUNTY II, LLC

ALAMO BORDEN COUNTY III, LLC AND

ALAMO BORDEN COUNTY IV, LLC

(COLLECTIVELY REFERRED TO AS “ALAMO”)

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

Quarters Ended March 31, 2022 and March 31, 2021

With Independent Accountant’s Review Report

CERTAIN OIL AND GAS PROPERTIES OF

ALAMO BORDEN COUNTY 1, LLC,

ALAMO BORDEN COUNTY II, LLC

ALAMO BORDEN COUNTY III, LLC AND

ALAMO BORDEN COUNTY IV, LLC

(COLLECTIVELY REFERRED TO AS “ALAMO”)

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

Quarters Ended March 31, 2022 and March 31, 2021

Table of Contents

Independent Accountant’s Review Report	1

Statements of Revenues and Direct Operating Expenses	2

Notes to the Statements of Revenues and Direct Operating Expenses	3

Independent Accountant’s Review Report

To the Members and Board of Directors of

Alamo Borden County 1, LLC, Alamo Borden County II, LLC

Alamo Borden County III, LLC, and Alamo Borden County IV, LLC

We have reviewed the accompanying statements of revenues and direct operating expenses associated with certain oil and gas properties to be acquired by HighPeak Energy Assets, LLC from Alamo (the Properties) for the quarters ended March 31, 2022 and 2021, and the related notes to the financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that is free from material misstatement whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for it to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

We are required to be independent of Alamo and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements related to our review.

Accountant’s Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying statements of revenues and direct operating expenses in order for it to be in accordance with accounting principles generally accepted in the United States of America.

/s/ WEAVER AND TIDWELL, L.L.P.

Midland, Texas
June 21, 2022

CERTAIN OIL AND GAS PROPERTIES OF ALAMO

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(in thousands)

	Quarters Ended
	March 31, 2021	March 31, 2022
Revenues	$1,282	$7,827
Direct operating expenses	419	1,102
Excess of revenues over direct operating expenses	$863	$6,725

See accompanying notes to the Statements of Revenues and Direct Operating Expenses

CERTAIN OIL AND GAS PROPERTIES OF ALAMO

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

1.	Basis of Presentation

On February 15, 2022, Alamo Borden County II, LLC, Alamo Borden County III, LLC, and Alamo Borden County IV, LLC (the “Seller”) and HighPeak Energy Assets, LLC (the “Buyer”) entered in a Purchase and Sale Agreement ( the “PSA”), pursuant to which the Buyer purchased certain oil and gas leasehold and other real and personal property interests in Borden County, Texas and assumed certain liabilities from Seller (the interests as burdened by any assumed liabilities, the “Properties”), in exchange for 6,960,000 common shares of HighPeak Energy, Inc. at an initial price per share of $15.00. This transaction subsequently closed on March 25, 2022, at a price per share of $22.50, or $156,600,000, subject to adjustment as set forth therein. The transaction had an effective date of January 1, 2022.

Subsequently, on June 3, 2022, Alamo Borden County 1, LLC and Buyer entered into a separate Purchase and Sale Agreement ( the “PSA2”), pursuant to which the Buyer will purchase certain oil and gas leasehold and other real and personal property interests in Borden County, Texas and assumed certain liabilities from (the interests as burdened by any assumed liabilities, the “Properties 2”), in exchange for common shares of HighPeak Energy, Inc. at an initial aggregate value of $11,600,000, subject to adjustment as set forth therein. The price per share will be determined based on the 15-day volume-weighted average price (VWAP) of HighPeak Energy’s stock prior to closing less a 10% discount. The transaction has an effective date of January 1, 2022.

The Statements of Revenues and Direct Operating Expenses have been derived from the historical financial records of the Properties and Properties 2 (collectively “the Properties”) held in Alamo Borden County 1, LLC, Alamo Borden County II, LLC, Alamo Borden County III, LLC, and Alamo Borden County IV, LLC (collectively, “Alamo”), which represents the interests of Alamo as defined in the PSA’s for the respective transactions, in revenues and direct operating expenses associated with the Properties, and were not accounted for as a separate subsidiary or division during the period presented. Accordingly, a complete financial statement prepared under U.S. Generally Accepted Accounting Principles (“GAAP”) is not available or practicable to obtain for the Properties. The Statements of Revenues and Direct Operating Expenses are not intended to be a complete presentation of the results of operations of the Properties and will not be representative of future operations as it does not include depreciation, depletion and amortization, accretion of discount related to asset retirement obligations, general and administrative expenses, interest expense and income taxes and other income and expense items not directly associated with the revenues and direct operating expenses related to the Properties. Furthermore, no balance sheet has been presented for the Properties because they were not accounted for as a separate subsidiary or division of Alamo, and complete financial statements are not available, nor has information about the Properties operating, investing and financing cash flows been provided for similar reasons. The Statements of Revenues and Direct Operating Expenses of the Properties is presented in lieu of the full financial statements required under Rule 3-05 of Regulation S-X of the Securities and Exchange Commission (“SEC”).

CERTAIN OIL AND GAS PROPERTIES OF ALAMO

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(continued)

2.	Summary of Significant Accounting Policies

A summary of Alamo’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Revenue Recognition

Alamo recognizes revenue when control of the promised goods or services is transferred to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

Crude Oil Sales

Sales under the Alamo’s crude oil contract are generally considered performed when Alamo sells crude oil production at the wellhead and receives an agreed-upon index price, net of any price differentials. Alamo recognizes revenue when control transfers to the purchaser at the wellhead based on the net price received.

Natural Gas and Natural Gas Liquids (NGL’s)

Sales under Alamo’s natural gas contracts are generally considered performed when Alamo sells natural gas production at the wellhead and receives an agreed-upon index price, net of any price differentials. Alamo recognizes revenue when control transfers to the purchaser at the wellhead based on the net price received.

Performance obligations and contract balances

Alamo’s commodity sale commitments are long-term in nature. The crude oil sales agreement has a primary term through November 23, 2028. The natural gas sales agreement has a primary term through December 31, 2028. Alamo typically satisfies its performance obligations upon transfer of control as described above and records the related revenue in the month production is delivered to the purchaser. Settlement statements for sales of crude oil, natural gas, and NGL’s may not be received for 30 to 60 days after the date the volumes are delivered, and as a result, Alamo may be required to estimate the amount of volumes delivered to the purchaser and the price that will be received for the sale of the product.

Alamo records the differences between estimates and the actual amounts received for product sales in the month that payment is received from the purchaser. Historically, differences between Alamo’s revenue estimates and actual revenue received have not been significant.

Direct Operating Expenses

Direct operating expenses are recognized when incurred and consist of lease operating expenses of the Properties. The lease operating expenses include production and ad valorem taxes, lifting costs, well repair expenses, facility maintenance expenses, well workover costs, and other field related expenses. Lease operating expenses also include overhead charged by the operator of the property for non-operated properties and expenses directly associated with support personnel, support services, equipment, and facilities directly related to oil and gas production activities.

CERTAIN OIL AND GAS PROPERTIES OF ALAMO

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(continued)

2.	Summary of Significant Accounting Policies – continued

Use of Estimates in the Preparation of Revenues and Direct Operating Expenses

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting period. Actual amounts could differ from those estimates.

Contingencies

The activities of the Properties may become subject to potential claims and litigation in the normal course of operations. Alamo Borden County 1 recently resolved claims against its assets via bankruptcy. There are two remaining claims that are currently being litigated.

3.	Major Customers

During the quarters ended March 31, 2022 and 2021, two purchasers accounted for 100% of total revenues attributable to the Properties. Management does not believe that the loss of these customers would have a material adverse effect as alternative customers are readily available.

4.	Subsequent Events

Alamo has evaluated subsequent events through June 21, 2022, the date the Statements of Revenues and Direct Operating Expenses was available to be issued.